Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-58136) and S-8 (No. 333-107954, No. 333-65264, No. 333-65258, No. 333-58189, No. 333-44846, and No. 333-44844) of MicroStrategy Incorporated and its subsidiaries of our report dated February 27, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

March 11, 2004